EXHIBIT 10.19
FORM OF 10% PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS THEREUNDER, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY STATE SECURITIES COMMISSION. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD OR THE INTENTION TO RESELL AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IN ITS SOLE DISCRETION, SUBJECT TO A VALID EXEMPTION FROM SUCH REGISTRATION.

COMMERCIAL PROMISSORY NOTE

U.S. $______________	Sarasota, Florida
Dated: March 15, 2012

FOR VALUE RECEIVED, the undersigned SUNOVIA ENERGY TECHNOLOGIES, INC., a Nevada corporation having its principal place of business at 106 Cattlemen Road, Sarasota, Florida 34232 (hereinafter sometimes called "Borrower") promises to pay to the order of __________(“Lender”)  at_____________________, or at such other place as the Lender may from time to time designate in writing, the principal sum of ______________________($__________), together with interest (“Interest”) on the unpaid principal balance from time to time outstanding, from the date hereof, in accordance with the following provisions:

A.           Simple interest shall be paid monthly on the outstanding principal at a rate equal to 10.00% per annum (“the Interest Rate”) from the date hereof until the full principal and interest under this Note is paid in full. Interest payments shall be made on or before the 10th day of each month beginning in April, 2012.

B.           Payments of principal and interest shall be made beginning August 1, 2013. The outstanding principal as of that date, plus interest at the Interest Rate, shall be amortized over a twenty-four month period and paid in equal monthly installments until the Note is paid in full.

C.           This Note replaces and supercedes any and all promissory notes of any kind between Borrower and Lender, and all such note(s) and agreements related thereto are hereby cancelled, terminated and of no further force or effect. No party shall have any right to enforcement of any provision of any such prior note or indebtedness among them.

Borrower may prepay all or part of the principal sum of the indebtedness evidenced by this Note at any time without penalty.  If this Note provides for installment payments of principal, prepayment of principal shall apply in the inverse order such installment payments are due, applying first to the last principal installment payment due hereunder.

Borrower shall be in default of its payment obligations hereunder if any payment is not received by Lender within fifteen (15) calendar days of the date such payment is due hereunder.

Time is of the essence hereunder, and in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorney's fees.  The remedies of the Lender shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefore shall arise.

Any notice to be given or to be served upon any party hereto, in connection with this Note, must be in writing, and may be given by certified or registered mail and shall be deemed to have been given and received on the third business day after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mails.

THIS NOTE has been executed and delivered in, and their terms and provisions are to be governed and construed by, the laws of the State of Florida.

LENDER	BORROWER
SUNOVIA ENERGY TECHNOLOGIES, INC.

BY:
, President